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Stanley Higgins
Director
Listing Qualifications
The NASDAQ Stock Market LLC
301-978-8041

By Electronic Delivery to jcalabrese@harveyonline.com

October 30, 2007

Mr. Joseph J. Calabrese
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Re: Harvey Electronics, Inc. (the "Company") – Additional Staff Determination
Nasdaq Symbol: HRVE

Dear Mr. Calabrese:

On July 2, 2007, we wrote to the Company reminding it that all Nasdaq Stock Market issuers are required to hold an annual meeting of shareholders, to solicit proxies and to provide proxy statements to Nasdaq. In addition, we advised the Company that if it failed to hold an annual meeting by October 28, 2007, its securities would be immediately subject to delisting. To date, however, the Company has failed to comply with these requirements. Accordingly, the Company does not comply with Marketplace Rules 4350(e)[1] and 4350(g)[2] (the "Rules") and this matter serves as an additional basis for delisting the Company's securities from The Nasdaq Stock Market.

This is formal notification that the Nasdaq Listing Qualifications Panel (the "Panel") will consider this matter in rendering a determination regarding the Company's continued listing on The Nasdaq Capital Market. Pursuant to Marketplace Rule 4804(c), the Company should present its views with respect to this additional deficiency at its Panel hearing. In the event the Company fails to address the issue specified, the Panel will consider the record as presented at the hearing and will make its determination based upon that information.

Marketplace Rule 4804(b) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which

[1] Marketplace Rule 4350(e) states that "[e]ach issuer shall hold an annual meeting of shareholders and shall provide notice of such meeting to Nasdaq."

[2] Marketplace Rule 4350(g) states that "[e]ach issuer shall solicit proxies and provide proxy statements for all meetings of shareholders and shall provide copies of such proxy solicitation to Nasdaq."

discloses receipt of this letter and the Nasdaq rules upon which it is based.[3] The Company must provide a copy of this announcement to Nasdaq's MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the "Hearings Department") at least 10 minutes prior to its public dissemination.[4] For your convenience, we have enclosed a list of news services.[5]

In the event the Company does not make the required public announcement, trading in your securities will be halted.

If you have any questions, please contact Nikolai Utochkin, Listing Analyst, at (301) 978-8029.

Sincerely,

Stanley Higgins

cc: Hearings Department

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[3] We also note that Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days. See, SEC Release No. 34-49424.

[4] The notice should be submitted to Nasdaq's MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net. The facsimile numbers for Nasdaq's Listing Qualifications and Hearings Departments are (301) 978-4028 and (301) 978-8080, respectively.

[5] The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story. Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Determination on (DATE OF RECEIPT OF STAFF DETERMINATION) indicating that the Company fails to comply with the (STOCKHOLDERS' EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, FILING, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s) ________, and that its securities are, therefore, subject to delisting from (The Nasdaq Global Select/ Global /Capital Market).

DIRECTORY OF NEWS SERVICES

News Media Outlets*

Bloomberg Business News Newsroom 400 College Road East P.O. Box 888 Princeton, NJ 08540-0888 Telephone: 609.750.4500 Toll free: 800.444.2090 Fax: 609.897.8394 Email: release@Bloomberg.net	**MarketWire** 5757 West Century Boulevard. 2nd Floor Los Angeles, CA 90045 Telephone: 800.774.9473 Fax: 310.846.3701	**PrimeNewswire℠** (A NASDAQ Company) 5200 West Century Boulevard Suite 470 Los Angeles, CA 90045 Telephone: 800.307.6627 Fax: 310.642.6933 Web: http://www.primenewswire.com
Business Wire 44 Montgomery Street 39th Floor San Francisco, CA 94104 Telephone: 415.986.4422 Fax: 415.788.5335	**PR Newswire** 810 7th Avenue 35th Floor New York, NY 10036 Telephone: 800.832.5522 Fax: 800.793.9313	**Reuters** 3 Times Square New York, NY 10036 Telephone: 646.223.6000 Fax: 646.223.6001
Dow Jones News Wire Harborside Financial Center 600 Plaza Two Jersey City, NJ 07311-3992 Telephone: 201.938.5400 Fax: 201.938.5600		

*The use of any of these services will satisfy NASDAQ's listing rules that require the disclosure of specific information in a press release or public announcement through the news media.